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                                                                      EXHIBIT 11

COMPUTATION OF PER SHARE EARNINGS

         The table below presents information necessary for the computation of loss per share of the Common Stock, on both a primary and fully diluted basis, for the three months ended March 31, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995.

                                                  THREE MONTHS ENDED MAR. 31,                   YEAR ENDED DECEMBER 31,
                                                  ---------------------------           -------------------------------------
                                                  1998                   1997            1997           1996            1995
                                                  ----                   ----            ----           ----            ----
Net loss applicable to shares of
  Common Stock and Common
  Stock equivalents                          $   -0-                $    -0-         $    -0-       $    -0-       $    -0-

Average number of shares of
  Common Stock outstanding                     1,040,000*             16,377,951       16,377,951     16,377,951     16,377,951
                                             -----------            ------------     ------------   ------------   ------------
Common Stock equivalents

Total shares of Common Stock and
  Common Stock equivalents                     1,040,000              16,377,951       16,377,951     16,377,951     16,377,951
                                             ===========            ============     ============   ============   ============

Primary and fully diluted loss per
  share of Common Stock                      $   -0-                $    -0-         $    -0-       $    -0-       $    -0-


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* After allowing for a 273 to 0ne reverse split which occurred on January 20,
1998.

         Common Stock equivalents are considered anti-dilutive because of the net losses incurred by the Company.